Exhibit 99.1

Credo Agrees to Acquire DustPhotonics, Accelerating Expansion into Silicon Photonics and Next Generation Optical Connectivity

Acquisition will bring industry-leading Silicon Photonics PIC technology in-house, expanding Credo's addressable market and deepening its optical interconnect portfolio across 800G, 1.6T, and 3.2T NPO and CPO

San Jose, CA April 13, 2026 - Credo Technology Group Holding Ltd (Credo) (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved reliability and energy efficiency for the next generation of AI-driven applications, cloud computing, and hyperscale networks, today announced it has entered into a definitive agreement to acquire DustPhotonics, a leading developer of Silicon Photonics Photonic Integrated Circuit (SiPho PIC) technology for optical transceivers. The acquisition will position Credo with a vertically integrated connectivity stack spanning SerDes, Digital Signal Processing (DSP), Silicon Photonics and system integration for scale out and scale up networks — addressing both electrical and optical interconnects across the full AI infrastructure buildout.

Strategic Rationale

The acquisition of DustPhotonics directly accelerates Credo's optical interconnect roadmap and significantly expands its served addressable market in the global optical industry. DustPhotonics has developed a differentiated portfolio of SiPho PICs spanning 400G, 800G, and 1.6T, with a roadmap extending to 3.2T, that integrates key optical functions onto a single chip, reducing component complexity, improving manufacturing yields, and enabling meaningfully lower cost at scale as port speeds advance beyond 800G. In combination, these factors improve AI cluster reliability, a critical factor for data center operators. These SiPho PICs are deployed in transceivers at leading hyperscale AI clusters and are also in design for leading Near Port Optics (NPO) and Co-Packaged Optics (CPO) applications. According to LightCounting1 and Credo estimates, the SiPho PIC market is expected to grow to $6 billion by 2030.

Critically, SiPho PIC technology is a foundational component of Credo's ZeroFlap (ZF) Optical Transceiver platform. Bringing this capability in-house mitigates external supply dependencies, accelerates product development cycles, and creates a pathway to substantial cost structure improvement at volume. Combined with Credo's industry-leading SerDes and DSP intellectual property and products, the acquisition creates an end-to-end optical connectivity solution platform.

Credo believes it has reached an inflection point in its optical business. With the addition of DustPhotonics, the company expects its combined portfolio of ZeroFlap Optical Transceivers, Optical DSPs, and Silicon Photonics products to generate greater than $500 million in optical
1 According to unit data from the LightCounting’s Silicon Photonics, Linear Drive Pluggable and Co-packaged Optics published November 21, 2025.

revenue in fiscal 2027, reflecting strong customer traction and expanding adoption across hyperscale AI deployments.

Quotes

William Brennan, Chairman, President and Chief Executive Officer, Credo Technology:

“Combining forces with DustPhotonics marks a defining step in Credo’s strategy to lead across the full spectrum of AI connectivity. We’ve built a strong position in high-speed electrical solutions, and this move decisively expands that leadership into Silicon Photonics with best-in-class PIC technology that complements our ZeroFlap Optical Transceivers and DSP portfolio.

This combination positions us at an inflection point in optical. As adoption accelerates across hyperscale AI infrastructure, we expect our optical business to scale into a meaningful and rapidly growing contributor by fiscal 2027.

More importantly, we are building a vertically integrated connectivity platform that spans from copper to optical and from chip to cluster—allowing us to solve for the two constraints that matter most at scale: reliability and power efficiency, while deepening our role as a strategic partner to our customers.”

Ronnen Lovinger, Chief Executive Officer, DustPhotonics:

“Joining Credo is the natural next step for DustPhotonics. We built this company with a clear conviction that Silicon Photonics would become the structural foundation of high-speed optical connectivity as AI infrastructure scales. Credo shares that conviction and brings the SerDes IP, the hyperscaler relationships, and the operational scale to turn that vision into reality far faster than we could independently. This is an exceptional outcome for our team, our customers, and the broader industry.”

Gavin Baker, DustPhotonics Investor; Managing Partner and Chief Investment Officer of Atreides Management, LP.:

“We believe DustPhotonics' Silicon Photonic ICs and engines are a natural extension to Credo's existing capabilities in optical connectivity, building on strong momentum across Credo’s DSP, ZF Optical Transceiver platform, and future Active LED Cable (ALC) product lines. As a key element in any silicon photonic optical link, DustPhotonics’ products and technologies enable high-speed optical connectivity at lower power and cost compared to traditional pluggable transceivers. In combination, the companies further strengthen Credo’s current foundation for more scalable, reliable, and energy-efficient scale-out and scale-up AI connectivity.”

Avigdor Willenz, Chairman of DustPhotonics:

“Silicon photonics is becoming a critical building block for AI infrastructure, and DustPhotonics has built a truly differentiated technology platform in this space. We have been disciplined in focusing on the right architecture and execution, and the results are evident in both the product and customer traction. Combining with Credo creates a powerful platform with the scale, integration, and customer access required to fully capture the opportunity ahead.”

Transaction Details

Credo will acquire DustPhotonics for upfront consideration of $750 million cash and approximately 0.92 million shares of Credo common stock, subject to the terms and conditions of the definitive agreement. In addition, Credo may pay incremental contingent consideration of up to approximately 3.21 million shares based on the achievement of certain financial milestones, subject to the terms of the definitive agreement. Credo expects the transaction will be accretive to non-GAAP earnings per share in Credo’s fiscal 2027. The transaction is expected to close in the second quarter of calendar 2026, subject to customary closing conditions and regulatory approvals.

Conference Call

Credo will conduct a conference call on Tuesday April 14, 2026, at 10:00 a.m. Pacific Time to discuss its proposed acquisition of DustPhotonics. Interested parties may join the conference call beginning at 10:00 a.m. Pacific Time on Tuesday, April 14, 2026, by dialing (800) 715-9871 (toll-free) or +1 (646) 307-1963 (international). The conference ID for the call is 5273210. It is recommended that participants dial in to the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

About DustPhotonics

DustPhotonics is a fabless semiconductor company developing SiPho PICs for high-speed optical transceivers. Founded in 2017 and headquartered in Israel, DustPhotonics has developed a differentiated PIC portfolio spanning 400G, 800G, and 1.6T, with a roadmap that extends to 3.2T, and with integrated and external laser configurations.

DustPhotonics, has assembled a team of approximately seventy employees with deep expertise in photonic integration. The company operates a fabless model and has secured design wins with leading hyperscale cloud customers, providing a platform for expansion.

About Credo

Credo’s mission is to transform connectivity at scale through fast, reliable, and energy-efficient system solutions. Our high-speed copper and optical interconnect products deliver industry-leading power and performance at up to 1.6T to meet the ever-expanding data infrastructure demands of AI.

Our product portfolio includes ZeroFlap Active Electrical Cables (AECs), ZF Optical Transceivers, OmniConnect memory solutions, and a suite of retimers and DSPs for optical and copper Ethernet and PCIe, all leveraging the PILOT diagnostic and analytics software platform. Credo innovations enable our customers to connect the systems that connect the world.

For more information, please visit https://www.credosemi.com. Follow Credo on LinkedIn.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding our acquisition of DustPhotonics, launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release, including but not limited to: the ability to complete the acquisition on the expected timeline or at all; the ability to successfully integrate DustPhotonics' operations and technology; the ability to achieve the financial milestones underlying the earnout consideration; competitive developments in the optical interconnect market; and general macroeconomic and semiconductor industry conditions. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.